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                                RIGHTS AGREEMENT




                           QUEST RESOURCE CORPORATION


                                       and


                                 UMB BANK, n.a.,
                                  Rights Agent










                            Dated as of May 31, 2006








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

                                TABLE OF CONTENTS
                                                                                          Page

Section 1.     Certain Definitions...........................................................1
Section 2.     Appointment of Rights Agent...................................................3
Section 3.     Issue of Rights Certificates..................................................3
Section 4.     Form of Rights Certificates...................................................3
Section 5.     Countersignature and Registration.............................................3
Section 6.     Transfer, Split Up, Combination and Exchange of Rights Certificates;
               Mutilated, Destroyed, Lost or Stolen Rights Certificates......................3
Section 7.     Exercise of Rights; Purchase Price; Expiration Date of Rights.................3
Section 8.     Cancellation and Destruction of Rights Certificates...........................3
Section 9.     Reservation and Availability of Capital Stock.................................3
Section 10.    Securities Record Date........................................................3
Section 11.    Adjustment of Purchase Price, Number and Kind of Shares
               or Number of Rights...........................................................3
Section 12.    Certificate of Adjusted Purchase Price or Number of Shares....................3
Section 13.    Consolidation, Merger or Sale or Transfer of Assets or Earning Power..........3
Section 14.    Fractional Rights and Fractional Shares.......................................3
Section 15.    Rights of Action..............................................................3
Section 16.    Agreement of Rights Holders...................................................3
Section 17.    Rights Certificate Holder Not Deemed a Stockholder............................3
Section 18.    Concerning the Rights Agent...................................................3
Section 19.    Merger or Consolidation or Change of Name of Rights Agent.....................3
Section 20.    Duties of Rights Agent........................................................3
Section 21.    Change of Rights Agent........................................................3
Section 22.    Issuance of New Rights Certificates...........................................3
Section 23.    Redemption and Termination; Three-Year Independent Director Evaluation........3
Section 24.    Exchange......................................................................3
Section 25.    Notice of Certain Events......................................................3
Section 26.    Notices.......................................................................3
Section 27.    Supplements and Amendments....................................................3
Section 28.    Successors....................................................................3
Section 29.    Determinations and Actions by the Board of Directors, Etc.....................3
Section 30.    Benefits of this Agreement....................................................3
Section 31.    Severability..................................................................3
Section 32.    Governing Law.................................................................3
Section 33.    Counterparts..................................................................3
Section 34.    Descriptive Headings..........................................................3

EXHIBIT A -- Form of Certificate of Designation, Preferences and Rights EXHIBIT B -- Form of Rights Certificate
EXHIBIT C -- Form of Summary of Rights



                                        i



                                RIGHTS AGREEMENT
                                ----------------

      RIGHTS AGREEMENT, dated as of May 31, 2006 (the "Agreement"), between Quest Resource Corporation, a Nevada corporation (the "Company"), and UMB Bank, n.a., a national banking organization, as Rights Agent (the "Rights Agent").

      WHEREAS, on May 31, 2006 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized the issuance of, and declared a dividend payable in, one right for each share of Common Stock of the Company outstanding at the close of business on June 15, 2006 (the "Record Date"), each such right initially representing the right to purchase one one-thousandth of a share of Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (individually, a "Right" and collectively, the "Rights");

      WHEREAS, the Board of Directors of the Company further authorized the issuance of one (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(q) hereof) Right for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date, and, in certain circumstances provided in Section 22 of this Agreement, after the Distribution Date; and

      WHEREAS, on May 31, 2006, the Board of Directors adopted and approved a Rights Agreement, dated as of May 31, 2006 (the "Rights Agreement"), in the form hereof;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean collectively any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (other than as a result of a Permitted Offer) or was such a Beneficial Owner at any time after the date hereof, whether or not such Person together with all Affiliates or Associates of such Person continues to be the Beneficial Owner of 15% or more of the then outstanding Common Stock. Notwithstanding the foregoing, (A) the term "Acquiring Person" shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company,
     (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan (including, without limitation, any trust or other entity organized, appointed, established or holding common stock for or pursuant to the terms of any such plan), or (v) any Person together with all Affiliates and Associates of such Person who or which becomes the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock as a result of the acquisition of Common Stock directly from the Company (each of (i) through (v), an "Exempted Person"); (B) no Person shall become an "Acquiring Person" as a result of an acquisition of Common Stock by the Company which, by reducing the number of such shares then outstanding, increases the proportionate number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person to 15% or more of the outstanding Common Stock, except that if such Person, after such share purchases by the Company, becomes the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock other than pursuant to a Permitted Offer, such Person shall be deemed to be an "Acquiring Person"; and (C) if the Board of Directors of the Company determines in good faith that a Person, together with all Affiliates and Associates of such Person, who would otherwise be an "Acquiring Person" has become such inadvertently, and such Person, together with all Affiliates and Associates of such Person, divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person, together with all Affiliates and Associates of such Person, would no longer be an Acquiring Person, then such Person shall not be deemed to be an "Acquiring Person." The term "outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder.

          (b) "Act" shall mean the Securities Act of 1933, as amended and in effect on the date hereof.

          (c) "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii) of this Agreement.

          (d) "Affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as amended and in effect on the date hereof.

          (e) "Associate" of a Person shall mean (i) with respect to a corporation (other than the Company or a majority-owned Subsidiary of the Company), any officer or director thereof or of any Subsidiary (as such term is hereinafter defined) thereof, or any Beneficial Owner (as such term is hereinafter defined) of 10% or more of any class of equity security thereof, (ii) with respect to an association, joint venture or other unincorporated organization, any officer or director thereof or of a Subsidiary thereof or any Beneficial Owner of 10% or more ownership interest therein, (iii) with respect to a partnership, any general partner thereof or any limited partner thereof who is, directly or indirectly, the Beneficial Owner of a 10% or greater ownership interest therein, (iv) with respect to a limited liability company, any officer, director or manager thereof or of a Subsidiary thereof or any member thereof who is, directly or indirectly, the Beneficial Owner of a 10% or greater ownership interest therein, (v) with respect to a business trust, any officer or trustee thereof or of any Subsidiary thereof, (vi) with respect to any other trust or an estate, any trustee, executor or similar fiduciary or any Person who has a 10% or greater interest as a beneficiary in the income from or principal of such trust or estate, (vii) with respect to a natural person, any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the registrant or any of its parents or subsidiaries, and (viii) any Affiliate of such Person.

          (f) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

               (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether such right or obligation is exercisable immediately or only after the passage of time or the fulfillment of a condition or any or all of the foregoing) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof ("Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

               (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as amended and in effect on the date hereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the rules and regulations under the Exchange Act as amended and as in effect on the date hereof, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report, other than by reference to a proxy or consent solicitation being conducted by such Person); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (f)) or disposing of any voting securities of the Company;

          provided, however, that nothing in this paragraph (f) shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such person's participation in good faith in a bona fide firm commitment underwriting until the expiration of forty days after the date of such acquisition. Notwithstanding anything in this definition of Beneficial Owner to the contrary, a Person who, prior to the Distribution Date, is a member of the Board of Directors or an officer of the Company or who is an Affiliate or Associate of a member of the Board of Directors or officer of the Company (each, an "Excluded Person") shall not be deemed to "beneficially own" shares of Common Stock held by another Excluded Person solely by reason of any agreement, arrangement or understanding, written or otherwise, entered into in opposition to any transaction or in support of a Permitted Offer.

               (g) "Board of Directors" shall mean the Board of Directors of the Company as constituted from time to time.

               (h) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the States of Oklahoma, New York or location of Right Agent are authorized or obligated by law or executive order to close.

               (i) "Close of business" on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

               (j) "Common Stock" shall mean the common stock, par value $0.001 per share, of the Company (or in the event of a subdivision, combination or reclassification with respect to such shares of Common Stock, the shares of Common Stock resulting from such subdivision, combination or reclassification), except, subject to the proviso in
          Section 13(b) of this Agreement, that "Common Stock" when used with reference to any Person other than the Company (A) which shall be organized in corporate form, shall mean the capital stock or other equity security or equity interest with the greatest voting power to control the management of such Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person, or (B) which shall not be organized in corporate form, shall mean units of beneficial interest which shall represent the right to participate in profits, losses, deductions and credits of such Person and which shall be entitled to exercise the greatest voting power to direct the management of such Person, or if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

               (k) "Common Stock Equivalents" shall have the meaning set forth in Section 11(a)(iii) of this Agreement.

               (l) "Company" shall have the meaning set forth in the introductory paragraph of this Agreement.

               (m) "Current Market Price" shall have the meaning set forth in
          Section 11(d).

               (n) "Current Value" shall have the meaning set forth in Section 11(a)(iii) of this Agreement.

               (o) "Distribution Date" shall have the meaning set forth in
          Section 3(a) of this Agreement.

               (p) "Equivalent preferred stock" shall have the meaning set forth in Section 11(b) of this Agreement.

               (q) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date hereof.

               (r) "Exchange Ratio" shall have the meaning set forth in Section 24(a) hereof.

               (s) "Excluded Person" shall have the meaning set forth in Section 1(f) of this Agreement.

               (t) "Exempted Person" shall have the meaning set forth in Section 1(a) of this Agreement.

               (u) "Expiration Date" shall have the meaning set forth in Section 7(a) of this Agreement.

               (v) "Final Expiration Date" shall have the meaning set forth in
          Section 7(a) of this Agreement.

               (w) "Interested Stockholder" shall mean any Acquiring Person or any Affiliate or Associate of an Acquiring Person or any other Person in which such Acquiring Person, Affiliate or Associate has an interest, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Affiliate or Associate.

               (x) "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

               (y) "Original Rights" shall have the meaning set forth in Section 1(f)(i) of this Agreement.

               (z) "Permitted Offer" shall mean an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock that meets all of the following requirements:

                    (i) the consideration of the offer is cash or publicly
               traded securities and, in the case of a cash offer, is fully-financed;

                    (ii) such offer remains open for at least 60 calendar days from the date it commenced (within the meaning of Rule 14d-2(a), as in effect on the date hereof, under the Exchange Act);

                    (iii) on or prior to the date such offer is commenced
               (within the meaning of Rule 14d-2(a), as in effect on the date hereof, under the Exchange Act), the Person on whose behalf such offer is being made has, and has provided to the Company, firm written commitments from responsible financial institutions, which have been accepted by such Person (or one of its Affiliates), to provide, subject only to customary terms and conditions, funds for such offer which, when added to the amount of cash and cash equivalents which such Person then has available and has irrevocably committed in writing to the Company to utilize for purposes of such offer, will be sufficient to pay for all shares of Common Stock then outstanding and all related expenses;

                    (iv) shares representing at least a majority of the Common
               Stock then outstanding as of the day immediately prior to the date of commencement of such offer (within the meaning of Rule 14d-2(a), as in effect on the date hereof, under the Exchange
               Act), but excluding therefrom any shares of Common Stock beneficially owned immediately prior to such offer by the Person on whose behalf such offer is being made and such Person's Affiliates and Associates, are tendered and purchased pursuant to such offer;

                    (v) prior to or on the date that such offer is commenced
               (within the meaning of Rule 14d-2(a), as currently in effect, under the Exchange Act), the Person on whose behalf such offer is being made makes an irrevocable written commitment to the Company
               (A) to consummate a transaction or transactions promptly upon the completion of such offer in which the consideration in such transaction or transactions is fully-financed cash or publicly-traded securities and whereby all shares of Common Stock not purchased in such offer will be acquired at the same price per share of Common Stock paid in such offer, provided that the Board of Directors shall have granted any approvals required to enable such Person to consummate such transaction or transactions following consummation of such offer without obtaining the vote of any other stockholder, (B) that such Person will not make any amendment to the original offer which reduces the per share price offered (other than a reduction to reflect any dividend declared by the Company after the commencement of such offer or any material change in the capital structure of the Company initiated by the Company after the commencement of such offer, whether by way of recapitalization, reorganization, repurchase or otherwise), changes the form of consideration offered, reduces the number of shares being sought or which is in any other respect materially adverse to the holders of Common Stock (other than the Person on whose behalf such Offer is being made and such Person's Affiliates and Associates); and

                    (vi) such offer is at a price and on other terms determined by at least a majority of the members of the Board of Directors, after receiving an opinion from one or more nationally recognized investment banking firms selected by the Board of Directors that the price offered is fair, from a financial point of view, to be
               (A) fair (taking into account all factors which the Board of Directors may deem relevant, including, without limitation, the Company's long-term prospects and prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) to stockholders (other than the Person or any Affiliate or Associate hereof on whose behalf the offer is being made) and (B) otherwise in the best interests of the Company and its stockholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made) taking into account all factors that the Board of Directors may deem relevant; provided, however, that (1) such determination is made by the Board of Directors prior to the purchase of shares under such tender offer or exchange offer, and (2) a majority of the members of the Board of Directors are independent (within the meaning of Rule 4200 of the NASDAQ Stock Market rules (or any successor rule) and under applicable Nevada case law) and disinterested (each such member is neither an Acquiring Person or a Person on whose behalf the tender offer for Common Stock is being made, nor an Affiliate, Associate, nominee or representative of an Acquiring Person or a Person on whose behalf the tender offer for Common Stock is being made).

               (aa) "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

               (bb) "Preferred Stock" shall mean shares of Series B Junior Participating Preferred Stock, par value $0.001 per share, of the Company (or in the event of a subdivision, combination or reclassification with respect to such shares of Preferred Stock, the shares of Preferred Stock resulting from such subdivision, combination or reclassification), and, to the extent that there is not a sufficient number of shares of Series B Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series B Junior Participating Preferred Stock.

               (cc) "Principal Party" shall have the meaning set forth in
          Section 13(b) of this Agreement.

               (dd) "Purchase Price" shall have the meaning set forth in Section 4(a) of this Agreement.

               (ee) "Record Date" shall have the meaning set forth in the first "WHEREAS" clause at the beginning of this Agreement.

               (ff) "Redemption Date" shall have the meaning set forth in
          Section 7(a) of this Agreement.

               (gg) "Redemption Price" shall have the meaning set forth in
          Section 23 of this Agreement.

               (hh) "Rights" shall have the meaning set forth in the first "WHEREAS" clause at the beginning of this Agreement.

               (ii) "Rights Agent" shall have the meaning set forth in the introductory paragraph of this Agreement.

               (jj) "Rights Certificates" shall have the meaning set forth in
          Section 3(a) of this Agreement.

               (kk) "Rights Dividend Declaration Date" shall have the meaning set forth in the first "WHEREAS" clause at the beginning of this Agreement.

               (ll) "Section 11(a)(ii) Event" shall have the meaning set forth in Section 11(a)(ii) of this Agreement.

               (mm) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) of this Agreement.

               (nn) "Section 13 Event" shall mean any event described in clauses
          (x), (y) or (z) of Section 13(a) of this Agreement.

               (oo) "Spread" shall have the meaning set forth in Section 11(a)(iii) of this Agreement.

               (pp) "Stock Acquisition Date" shall mean the earlier of the date of (i) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or (ii) the public disclosure of facts by the Company or an Acquiring Person indicating that an Acquiring Person has become an Acquiring Person, which date may occur prior to the Record Date; provided, however, that if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a)(C) hereof, then no Stock Acquisition Date shall be deemed to have occurred.

               (qq) "Subsidiary" shall mean, with reference to any Person, any corporation or other Person of which an amount of voting securities sufficient to elect at least a majority of the directors or others having similar authority over such corporation or other Person is beneficially owned, directly or indirectly, by such first-named Person, or otherwise controlled by such first-named Person.

               (rr) "Substitution Period" shall have the meaning set forth in
          Section 11(a)(iii) of this Agreement.

               (ss) "Summary of Rights" shall have the meaning set forth in
          Section 3(b) of this Agreement.

               (tt) "Trading Day" shall have the meaning set forth in Section 11(d)(i) of this Agreement.

               (uu) "Transaction" shall mean any merger, consolidation or sale of assets or earning power described in Section 13(a) hereof or any acquisition of Common Stock which, without regard to any required approval of the Company, would result in a Person becoming an Acquiring Person.

               (vv) "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

               (ww) "Vote" shall mean, with respect to any entity, the ability to cast a vote at a stockholders', members' or comparable meeting of such entity with respect to the election of directors, managers or other members of such entity's governing body, or the ability to cast a general partnership or comparable vote.

               (xx) "Voting Power" shall mean, with respect to any entity as at any date, the aggregate number of Votes outstanding as at such date in respect of such entity.

               (yy) "Voting Securities" shall mean the Common Stock and any other securities of the Company the holders of which are ordinarily, in the absence of contingencies, entitled to Vote, even though the right to such Vote has been suspended by the happening of such a contingency.

               (zz) "Voting Stock" shall mean (i) the Common Stock of the Company and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors. For purposes of this Agreement, Voting Stock shall include securities of the type referred to in clauses (i) and (ii) above that trade on a "when issued" basis on a national securities exchange or an inter-dealer quotation system. For purposes of this Agreement, a stated percentage of the Voting Stock shall mean a number of shares of the Voting Stock as shall equal in voting power that stated percentage of the total voting power of the then outstanding shares of Voting Stock in the election of a majority of the Board of Directors or in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

      Section 3. Issue of Rights Certificates.
                 ----------------------------

          (a) Until the earlier of (i) the Close of business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the Close of business on the tenth Business Day (or such later date as the Board of Directors shall determine) after the date of the earlier of commencement by any Person (other than an Exempted Person) of, or the first public announcement of the intention of any Person (other than an Exempted Person) to commence, a tender or exchange offer (other than a Permitted Offer) the consummation of which would result in any Person becoming an Acquiring Person (including any such date which is on or after the date of this Agreement and prior to the issuance of the Rights) (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) of this Agreement) by the certificates for the Common Stock registered in the names of the record holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company); provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. The Board of Directors may defer the date set forth in clause (ii) of the preceding sentence (with prompt written notice thereof to the Rights Agent) to a specified later date or to an unspecified later date, each to be determined by action of the Board of Directors. As soon as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send) by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the registry books for the Common Stock of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to
     Section 11(q) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates and may be transferred by the transfer of the Rights Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

          (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the transfer agent. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the record holders of the Common Stock shall also be the record holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

          (c) The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

          (d) Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, and, in certain circumstances provided in Section 22 of this Agreement, after the Distribution Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights and shall bear the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Quest Resource Corporation (the "Company") and UMB Bank, n.a., a national banking organization (the "Rights Agent"), dated as of May 31, 2006, as it may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or Beneficially Owned or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently Beneficially Owned or held by or on behalf of such Person or by any subsequent holder, may become null and void.

     With respect to such certificates containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and record holders of Common Stock shall also be the record holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. In the event the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding. Notwithstanding this paragraph (d), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.

          (e) In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (i) shall, with respect to shares of Common Stock so issued or sold (x) pursuant to the exercise of stock options or under any employee plan or arrangement or (y) upon the exercise, conversion or exchange of other securities issued by the Company prior to the Distribution Date and (ii) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided that no such Rights Certificate shall be issued if, and to the extent that, (i) the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued or (ii) appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 4. Form of Rights Certificates.
                ---------------------------

          (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or immunities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange or inter-dealer quotation system or transactor reporting system on which or with whom the Rights may from time to time be listed or quoted, or to conform to usage or otherwise. Subject to the provisions of Section 11 and
     Section 22 hereof, the Rights Certificates, whenever distributed, shall entitle the record holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a share, the "Purchase Price"), but the amount and the type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

          (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or
     Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent the Rights Agent has notice thereof and to the extent feasible) the following legend:

               The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become, or may have already become, null and void in the circumstances specified in Section 7(e) of such Agreement.

          The provisions of Section 7(e) of this Agreement shall be operative whether or not the foregoing legend is contained in any such Rights Certificate.

     Section 5. Countersignature and Registration.
                ---------------------------------

          (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer or any Executive Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by an authorized signatory of the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by an authorized signatory of the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company. Any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Distribution Date and receipt by the Rights Agent of notice to that effect and all other relevant information referred to in
     Section 3(a), the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective record holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates. The Company and Rights Agent may deem and treat the person in whose name any Rights Certificate (or prior to the Distribution Date, the associated Common Stock Certificate) is recorded on the books for the registration and transfer of Rights (or, the Common Stock) as the absolute owner thereof, for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

      Section 6. Transfer, Split Up, Combination and Exchange of Rights
                 ------------------------------------------------------
                 Certificates; Mutilated, Destroyed, Lost or Stolen
                 --------------------------------------------------
                 Rights Certificates.
                 -------------------

          (a) Subject to the provisions of Section 4(b), Section 7(e), Section 7(f), Section 11, Section 14, Section 23 and Section 24 hereof, at any time after the Close of business on the Distribution Date, and at or prior to the Close of business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the record holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any record holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing in a form acceptable and delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate or Rights Certificates until the record holder shall have (i) properly completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate or Rights Certificates, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, or of the Rights evidenced thereby, as the Company or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates as required by
     Section 9(e) hereof. Thereupon, the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 7(f), Section 11, Section 14, Section 23 and
     Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment by the record holder of a Rights Certificate of a sum sufficient to cover any applicable tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates, and the Company and the Rights Agent shall have no duty or obligation under this Section unless and until it is satisfied that all such taxes and/or governmental charges have been paid.

          (b) Subject to the provisions of Section 4(b), Section 7(e), Section 7(f), Section 11, Section 14, Section 23 and Section 24 hereof, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security to the Rights Agent and the Company satisfactory to the Rights Agent and the Company and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the record holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
                -------------------------------------------------------------

          (a) Subject to Section 7(e), Section 7(f) and Section 14 hereof, the record holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(ii), Section 11(a)(iii), Section 23(a) and Section 24(b) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the Close of business on May 31, 2016 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) the consummation of a transaction contemplated by Section 13(d) hereof (the earliest of (i), (ii), (iii) and (iv) being herein referred to as the "Expiration Date").

          (b) The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $75.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

          (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed and properly completed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-thousandth of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any tax or charge required to be paid by the holder of such Rights Certificate in accordance with Section 9 hereof, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the record holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt thereof, deliver such cash, if any, to or upon the order of the record holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company, in each case in lawful money of the United States of America. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. The Company reserves the right to require, prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

          (d) In case the record holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining exercisable and unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the record holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or
     (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and any record holder of such Rights shall have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but neither the Rights Agent nor the Company shall have any liability to any record holder of Rights Certificates or any other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. The Company or the Rights Agent may require (or cause any transfer agent of the Company to require) any Person who submits a Rights Certificate (or a certificate representing shares of Common Stock that evidences, or but for the provisions of this Section 7(e) would evidence, Rights) for transfer on the registry books or to exercise the Rights represented thereby to establish to the satisfaction of the Company in its sole discretion that such Rights have not become null and void pursuant to the provisions of this Section 7(e).

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a record holder upon the occurrence of any purported exercise as set forth in this Section

     7 unless such holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner), or Affiliates or Associates thereof, or any transferee referred to in clause (ii) or (iii) of Section 7(e) hereof, or of the Rights evidenced thereby, in any such case, as the Company or the Rights Agent shall reasonably request.

     Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates in accordance with applicable law and regulations, and in such case shall deliver a certificate of destruction to the Company.

     Section 9. Reservation and Availability of Capital Stock.
                ---------------------------------------------

          (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Agreement.

          (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or national automated quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange or authorized to be quoted on such quotation system upon official notice of issuance upon such exercise.

          (c) If then required by applicable law, the Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities,
     (B) the Expiration Date or (C) the date the Company receives an opinion of counsel to the effect that the maintenance of such registration statement in effect is no longer necessary. If then required by applicable law, the Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed one hundred twenty
     (120) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective or to comply with such blue sky laws. Upon any such suspension, the Company shall make a public announcement, and shall give simultaneous written notice to the Rights Agent, stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement, and simultaneous written notice to the Rights Agent, at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective, and shall provide the Rights Agent with written notice of such suspension. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

          (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares, Common Stock, or other securities, as the case may be (subject to payment of the Purchase Price), be duly and validly authorized and issued, and fully paid and nonassessable including, without limitation, effecting such changes to the accounts of the Company as may be necessary to accomplish the foregoing purposes.

          (e) The Company further covenants and agrees that it will pay when due and payable any and all taxes and governmental charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock or other securities, as the case may be) upon the exercise of the Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the record holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) in a name other than that of the record holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's or the Rights Agent's satisfaction that no such tax or charge is due.

     Section 10. Securities Record Date. Each person in whose name any certificate for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the record holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

           (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock,
      (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the record holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this
      Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i)
     shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

          (ii) Subject to Section 24 hereof, in the event any Person, alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person (such an event being referred to herein as a "Section 11(a)(ii) Event"), then, promptly following the occurrence of such Section 11(a)(ii) Event, proper provision shall be made by the Company so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall, for a period of sixty
     (60) days after the later of any such Section 11(a)(ii) Event and the effective date of an appropriate registration statement pursuant to Section 9 hereof, have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of fractional interests in shares of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by
     (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event at issue, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares being referred to as the "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii); and provided, further, that such sixty (60) day period shall not be deemed to run (A) during any period in which the exercise of the Rights or the fulfillment by the Company or the Rights Agent of its or their obligations under this Agreement shall be enjoined or otherwise prohibited in full or in part by any court or other governmental agency or body, or (B) as to any other period during which exercise of the Rights is permitted to be suspended under this Agreement, including, without limitation, Section 11(a)(iii), during the time period with respect to which such authority has been exercised. The Company shall give the Rights Agent written notice of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

          (iii)Subject to such limitations existing as of the date hereof as are necessary to prevent a default under any agreement to which the Company is a party, in the event that the number of shares of Common Stock which are authorized by the Company's articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company, acting by resolution of its Board of Directors shall (A) determine the excess of (x) the value of the Adjustment Shares issuable upon the exercise of a Right determined as set forth below (the "Current Value"), over (y) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right (subject to
     Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price,
     (3) Common Stock or other equity securities of the Company (including, without limitation, shares or units of shares of preferred stock, such as the Preferred Stock, which the Board of Directors has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock or other equity securities being referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the date on which the Company's right of redemption pursuant to
     Section 23(a) expires (such date being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price (other than an amount equal to the par value of the shares of Common Stock to be issued), shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the "Substitution Period"). To the extent that action is to be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall make a public announcement and shall give simultaneous written notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement, and simultaneous written notice to the Rights Agent, at such time as the suspension is no longer in effect. For purposes of this
     Section 11(a)(iii), the Current Value of each Adjustment Share shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date, and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date.

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all record holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and equivalent preferred stock outstanding on such record date, plus the number of shares of Preferred Stock and equivalent preferred stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock and equivalent preferred stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock and equivalent preferred stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for a distribution to all record holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days immediately prior to but not including such date, and for purposes of computations made pursuant to
     Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following but not including such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or
     (B) any subdivision, combination or reclassification of such Common Stock, and the ex-dividend or ex-distribution date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to reflect the current market per share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ or, if the shares of Common Stock are not listed or admitted to trading on the NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last sale price, regular way, or, if such last sale price is not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                (ii) For the purpose of any computation hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this
      Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of one one-thousandth of a share of Preferred Stock shall be equal to the Current Market Price of one share of Preferred Stock divided by 1000.

           (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this
      Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest hundred-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

           (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i),
      (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

           (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

           (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one- millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

           (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-millionth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement and shall give simultaneous written notice to the Rights Agent of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten
      (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

           (j) Irrespective of any adjustment or change in the Purchase Price or the number by one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandths of a share and the number of one one-thousandths of a share which were expressed in the initial Rights Certificates issued hereunder.

           (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-thousandths of a share of Preferred Stock, or the par value, if any, of any shares of any other capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and non-assessable one one-thousandths of a share of Preferred Stock (or such other shares) at such adjusted Purchase Price. If upon any exercise of the Rights, a holder is to receive a combination of Common Stock and Common Stock Equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value of a share of Common Stock, shall be allocated as the payment for each share of Common Stock so received.

           (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent), until the occurrence of such event, the issuance to the record holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock, and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

           (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price thereof,
      (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such holders.

           (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date and so long as the Rights have not been redeemed pursuant to Section 23 hereof or exchanged pursuant to Section 24 hereof, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(p) hereof),
      (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(p) hereof), or
      (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(p) hereof), if
      (x) at the time of or
     immediately after such consolidation, merger or sale there are any articles of incorporation or bylaw provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates, and (z) the form or nature of organization of the Principal Party would preclude or limit the exercise of Rights or otherwise diminish or substantially limit the benefits intended to be afforded by the Rights.

          (o) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(n).

          (p) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

          (q) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare or pay any dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide or split the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then, and in each such event, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. Right to adjust preferred stock in lieu of adjusting number of Rights is not a big deal.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes the Rights to become null and void) occurs as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event, and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each record holder of a Rights Certificate (or, if prior to the Distribution Date, to each record holder of a certificate representing shares of Common Stock) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such certificate.

     Section 13.   Consolidation, Merger or Sale or Transfer of
                   --------------------------------------------
                   Assets or Earning Power.
                   -----------------------

          (a) In the event that, following the Stock Acquisition Date (which for purposes of this Section 13(a) only shall also include the date of the first public announcement (including, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) that any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), together with any of such Person's Affiliates and Associates, has become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding pursuant to a Permitted Offer), directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(p) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(p) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with
     Section 11(p) hereof), then, upon the first occurrence of such event (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that: (i) each holder of a Right, except as provided in
     Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation, provided that the Purchase Price and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in Section 11(f) of this Agreement to reflect any events occurring in respect of such Principal Party after the date of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be ------- deemed to refer to such Principal Party, it being specifically intended that the provisions of
     Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

          (b) "Principal Party" shall mean

               (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a): (A) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or if there is more than one such issuer, the issuer of the shares of Common Stock which has the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (1) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which has the greatest aggregate market value of shares outstanding or (2) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (3) the Person resulting from the consolidation; and

               (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of the shares of Common Stock having the greatest aggregate market value of shares outstanding;

      provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value of shares outstanding; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and
      (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

          (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or out of its authorized and issued shares held in its treasury, the number of shares of its Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights under this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that the requirements set forth in paragraphs (a) and
     (b) of this Section 13 shall be promptly performed in accordance with their terms and further providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

               (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date and similarly comply with applicable state securities laws;

               (ii) use its best efforts, if the shares of Common Stock of the Principal Party shall be listed or admitted to trading on a national securities exchange or NASDAQ to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange or NASDAQ and, if the shares of Common Stock of the Principal Party shall not be listed or admitted to trading on a national securities exchange or NASDAQ, to cause the Rights and the securities purchasable upon exercise of the Rights to be eligible for trading in the over-the-counter market and reported by such other system then in use;

               (iii) deliver to record holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

               (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the shares of Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

     The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a
     Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a). If, for any reason, the Rights cannot be exercised for Common Stock of the Company or such Principal Party, then a holder of Rights will have the right to exchange such Rights for cash from the Company or such Principal Party in an amount equal to the number of shares of such Common Stock such holder would otherwise be entitled to purchase times 50% of the then Current Market Price, as determined pursuant to Section 11(d)(i) hereof, of such stock of such Principal Party or the Company. If, for any reason, including, without limitation, such Principal Party is an individual, private partnership or private company, the foregoing formulation cannot be applied to determine the cash amount into which the Rights are exchangeable, then the Board of Directors, based upon advice from one or more nationally recognized investment banking firms, shall determine such amount reasonably and with utmost good faith to the holders of Rights. Any such determination shall be binding and final.

          (d) Notwithstanding anything in this Agreement to the contrary,
     Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all record holders of shares of Common Stock whose shares were purchased pursuant to such Permitted Offer, and (iii) the form of consideration being offered to the remaining record holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

          (e) The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights. Without limiting the generality of the preceding sentence, in case the Principal Party which is to be a party to a transaction of the kind referred to in this Section 13 has a provision in any of its authorized securities or in its certificate or articles of incorporation or bylaws or other instrument governing its corporate affairs (or organizational affairs if organized other than in corporate form), which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction of the kind referred to in this Section 13, Common Stock of such Principal Party at less than the then Current Market Price per share (determined pursuant to Section 11(d)(i)) or securities exercisable for or convertible into Common Stock of such Principal Party at less than such then Current Market Price per share (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of Common Stock of such Principal Party pursuant to the provisions of Section 13; then, in such event, the Company shall not consummate any such transaction unless prior thereto the provision in question of such Principal Party shall have been canceled, waived or amended so as to avoid any of the effects referred to in clauses (i) and (ii) of this paragraph, or the authorized securities shall have been redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

     Section 14.     Fractional Rights and Fractional Shares.
                     ---------------------------------------

          (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(q) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the record holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ or, if the Rights are not listed or admitted to trading on the NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

          (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than, except as provided in Section 7(c), fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the record holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock or distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock the Company may pay to the record holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be determined in a manner set forth in Section 11(d)(i) hereof for the Trading Day immediately prior to the date of such exercise.

          (d) The record holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares (other than, except as provided in Section 7(c), fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of a Right or to receive any certificates which evidence such Rights or shares, except as permitted by this Section 14.

          (e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

     Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent, are vested in the respective record holders of the Rights Certificates (and, prior to the Distribution Date, the record holders of the Common Stock); and any record holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the record holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the record holders of Rights, it is specifically acknowledged that such holders of Rights would not have an adequate remedy at law for any breach by the Company of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations by the Company of the obligations hereunder of any Person subject to this Agreement. After a Triggering Event, holders of Rights shall be entitled to reissue the reasonable costs and expenses, including attorneys' fees, incurred by them to enforce the provisions of this Agreement.

     Section 16. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

          (b) after the Distribution Date, the Rights Certificates are transferable only on the transfer books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

          (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered on the transfer books of the Rights Agent as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be required to be affected by any notice to the contrary;

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligations; provided, however, the -------- ------- Company must use its reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible; and

          (e) Rights that become Beneficially Owned by the Persons specified in
     Section 7(e) hereof are automatically null and void pursuant to that Section.

     Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent.
                 ---------------------------

          (a) The Company agrees to pay to the Rights Agent reasonable compensation as shall be agreed upon in writing between the Company and the Rights Agreement for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, negotiation, execution, delivery, amendment and administration of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent including its members, directors, officers, employees, shareholders and agents, for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including, without limitation, the costs and expenses of defending against and appealing any claim of liability arising therefrom, directly or indirectly. The provisions of this Section 18 and Section 20 below shall survive the exercise or expiration of the Rights, the termination of this Agreement, or the resignation or removal of the Rights Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

          (b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed, and where necessary, verified, guaranteed or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

     Section 19.     Merger or Consolidation or Change of Name of
                     --------------------------------------------
                     Rights Agent.
                     ------------

          (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that such -------- Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered; any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20. Rights and Duties of Rights Agent. The Rights Agent undertakes to perform the duties and obligations expressly imposed by this Agreement, and no implied duties or obligations, upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it and in accordance with such advice or opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "Current Market Price") be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not have any liability or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock, Preferred Stock or other securities, will when so issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, any Vice Chairman, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer.

          (h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers or employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence or bad faith (each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

          (l) The Rights Agent shall have no responsibility to the Company, any holders of Rights or any holders of shares of Common Stock for interest or earnings on any moneys held by the Rights Agent pursuant to this Agreement.

          (m) The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including, but not limited to, a Distribution Date, a Redemption Date, any adjustment of the Purchase Price of the Common Stock, and adjustment to the Purchase Price of the Preferred Stock, the existence of an Acquiring Person or any other event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 26 hereof, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing, mailed to the Company and shall provide notice thereof to each transfer agent of the Common Stock or Preferred Stock known to the Rights Agent by registered or certified mail and to the holders of the Rights Certificates in accordance with Section 26 hereof, or if prior to the Distribution Date, to the holders of Rights through any filing made by the Company pursuant to the Exchange Act. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and shall provide notice thereof to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates in accordance with Section 26 hereof, or, if prior to the Distribution Date, to the holders of Rights through any filing made by the Company pursuant to the Exchange Act. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the record holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the Company shall become the Rights Agent until a successor Rights Agent has been appointed, and any record holder of any Rights Certificate or the Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of the State of Oklahoma or the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Oklahoma or the State of New York), in good standing, and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an Affiliate of a Person described in clause (a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the

Rights Certificates in accordance with Section 26 hereof, or, if prior to the Distribution Date, give notice to the holders of Rights through any filing made by the Company pursuant to the Exchange Act. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities issued by the Company on or prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificates shall be issued and this sentence shall be null and void ab initio if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and
(ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof

     Section 23.     Redemption and Termination; Three-Year Independent
                     --------------------------------------------------
                     Director Evaluation.
                     -------------------

          (a) The Board of Directors, at its option, at any time prior to the earlier of (i) the close of business on the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day following the Record Date), or (ii) the time at which the Rights expire pursuant to this Agreement, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

          (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(a) (or at such later time as the Board of

     Directors may establish for the effectiveness of such redemption), notice of which shall have been provided to the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action by the Board of Directors ordering the redemption of the Rights becoming effective, the Company shall provide notice of such redemption to the holders of the then outstanding Rights, with prompt written notice thereof to the Rights Agent, each in accordance with Section 26 hereof (provided that the failure to provide, or any defect in, such notice shall not affect the legality or validity of such redemption). Any notice which is provided in the manner herein provided shall be deemed given, whether or not the record holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

          (c) The Stockholder Rights Plan Committee of the Company's Board of Directors shall review this Agreement in order to consider whether the maintenance of this Rights Agreement continues to be in the best interests of the Company and its stockholders. Such committee shall conduct such review periodically when, as and in such manner as the committee deems appropriate, after giving due regard to all relevant circumstances; provided, however, that the committee shall take such action at least every three years. Following each such review, such committee will report its conclusions to the full Board of Directors of the Company, including any recommendation in light thereof as to whether this Agreement should be modified or the Rights should be redeemed. Such committee shall be comprised only of directors of the Company who shall have been determined by the Company's Board of Directors to be independent and disinterested (who are neither an Acquiring Person or a Person on whose behalf a tender offer or exchange offer for Common Stock is being made nor an Affiliate, Associate, nominee or representative of an Acquiring Person or a Person non whose behalf a tender offer or exchange for Common Stock is being made). Such committee shall be appointed by the Board of Directors of the Company and is authorized to retain such legal counsel, financial advisors and other advisors as the committee deems appropriate in order to assist the committee in carrying out its foregoing responsibilities under this Agreement.

     Section 24.   Exchange.
                   --------

          (a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"), provided that the shares of Common Stock so exchanged shall be of the same class or series which the holders of such Rights would have been entitled to receive upon the exercise thereof. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempted Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of

     Voting Securities of the Company then outstanding representing 50% or more of the Voting Power of the Company.

          (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of the holders of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio, provided that the shares of Common Stock so exchanged shall be of the same class or series which the holder of such Rights would have been entitled to receive upon the exercise thereof. The Company shall promptly make a public announcement of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to make, or any defect in, such public announcement shall not affect the legality or validity of such exchange. Promptly after the action of the Board of Directors ordering the exchange of the Rights becoming effective, the Company shall provide notice of such exchange to the holders of the then outstanding Rights in accordance with Section 26 hereof (provided that the failure to give, or any defect in, such notice shall not affect the validity of such exchange). Any notice which is mailed in the manner provided in Section 26 hereof shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

          (c) In the event that there shall not be authorized and unissued shares of the applicable class or series of Common Stock and/or authorized and issued shares of the applicable class or series of Common Stock held in its treasury sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of the applicable class or series of Common Stock for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional shares of the applicable class or series of Common Stock, the Company shall substitute, for each share of such class or series of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of the applicable series of Preferred Stock or fraction thereof (subject to Section 14(b) hereof) such that the Current Market Price per share of the applicable series of Preferred Stock multiplied by such number or fraction is equal to the Current Market Price per share of such class or series of Common Stock as of the date of issuance of such shares of such series of Preferred Stock or fraction thereof.

          (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Price per share of the applicable class or series of Common Stock as of the Trading Day immediately prior to the record date of exchange pursuant to this Section 24.

     Section 25.     Notice of Certain Events.
                     ------------------------

          (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(p) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(p) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate and to the Rights Agent, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

          (b) In the event that a Section 11(a)(ii) Event shall occur, then in any such case (i) the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities of the Company.

     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) or by facsimile transmission as follows:

                 Quest Resource Corporation
                 Corporate Office
                 9520 North May Avenue, Suite 300
                 Oklahoma City, Oklahoma  73120
                 Attention:  Chief Executive Officer
                 Facsimile No:  (405) 488-1156

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made upon receipt by the Rights Agent, if sent by registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Company) or by facsimile transmission as follows:

                 UMB Bank, n.a., as Rights Agent
                 2401 Grand Blvd.
                 Kansas City, MO  64108
                 Attention:  Corporate Trust Dept.
                 Facsimile No: (816) 860-3029

                 With a copy to:

                 UMB Bank, n.a., as Transfer Agent
                 928 Grand Blvd., 6th Floor
                 Kansas City, MO  64106
                 Attention:  Securities Transfer Dept.
                 Facsimile No: (816) 860-3029

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company as held and maintained by the Rights Agent (or, if prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company).

     Section 27. Supplements and Amendments. Subject to the provisions of this
Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, but subject to the provisions of this Section 27, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to
(i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided that no such supplement or amendment adversely affects the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or

Associate of an Acquiring Person) and no such amendment may cause the Rights again to become redeemable or cause the Agreement again to become amendable other than in accordance with this sentence. Upon the delivery of a certificate from an appropriate officer of the Company and, if requested by the Right Agent, an opinion of counsel, which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent may, but shall not be obligated to, enter into any such supplement or amendment which adversely affects the Rights Agent's own rights, duties, obligations or immunities under this Agreement and the Rights Agent shall not be bound by supplements or amendments not executed by it. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

     Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29. Determinations and Actions by the Board of Directors, Etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as amended and in effect on the date hereof. The Board of Directors, except as otherwise specifically provided for herein, shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates (and, prior to the Distribution Date, record holders of the Common Stock) and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights. The Rights Agent is entitled always to assume the Company's Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

     Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the record holders of the Rights Certificates (and, prior to the Distribution Date, record holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the record holders of the Rights Certificates (and, prior to the Distribution Date, record holders of the Common Stock).

     Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth Business Day (or such longer period of time as permitted pursuant to Section 27 of this Agreement) following the date of such determination by the Board of Directors. Without limiting the foregoing, if any provision requiring that a determination be made by less than the entire Board of Directors (or at a time or with the concurrence of a group of directors consisting of less than the entire Board of Directors) is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board of Directors in accordance with applicable law and the Company's Certificate of Incorporation and Bylaws.

     Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; provided, however, that all provisions regarding the rights, duties, obligations and immunities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                               QUEST RESOURCE CORPORATION


                               By:  /s/ Jerry Cash
                                    ------------------------------------
                                    Name:  Jerry Cash
                                    Title: Chairman of the Board and
                                          Chief Executive Officer


                               UMB BANK, n.a.,
                               as Rights Agent


                               By:  /s/ K. Scott Mathews
                                    ------------------------------------
                                    Name:  K. Scott Mathews
                                    Title: Vice President and Trust Officer

                                                                       EXHIBIT A
                                                                       ---------

                           CERTIFICATE OF DESIGNATIONS
                OF SERIES B JUNIOR PARTICIPATING PREFERRED STOCK
                                       of
                           QUEST RESOURCE CORPORATION


     Pursuant to Sections 78.195 and 78.1955 of the Nevada Revised Statutes

     Quest Resource Corporation, a Nevada corporation (the "Corporation"), in accordance with the provisions of Sections 78.195 and 78.1955 the Nevada Revised Statutes, DOES HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, of the Corporation, the Board of Directors on May 31, 2006, adopted the following resolution creating a series of One Hundred Thousand (100,000) shares of Preferred Stock, par value $.001 per share, designated as the Series B Junior Participating Preferred Stock (hereinafter referred to as "Series B Preferred Stock"):

                         Designation of Preferred Stock

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by the provisions of the Articles of Incorporation of the Corporation, as amended, (the "Articles of Incorporation"), there is hereby created a series of Preferred Stock 1 par value designated as Series B Preferred Stock, consisting of One Hundred Thousand (100,000) shares of Series B Junior Participating Preferred Stock, $0.001 par value per share, of the Corporation; and

     FURTHER RESOLVED, that the Series B Preferred Stock shall have the powers, preferences, rights, qualifications, limitations and restrictions set forth in the Certificate of Designation of Series B Junior Participating Preferred Stock ("Certificate of Designation") which Certificate of Designation as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as the Series B Junior Participating Preferred Stock (hereinafter referred to as "Series B Preferred Stock") and the number of shares constituting such series shall be One Hundred Thousand (100,000). Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares outstanding plus the number of shares reserved for issuance upon the exercise of outstanding rights to purchase or convert into shares of Series B Preferred Stock.

     Section 2. Dividends and Distributions.
                ---------------------------

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of Common Stock, par value $0.001 per share (the "Common Stock"), of the Corporation and of any other class of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series B Preferred Stock, together with Common Stock ("Junior Stock"), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash in an amount per share (rounded to the nearest cent), equal to the product of the Series B Multiple (as defined below) times the aggregate per share amount of all other cash dividends, plus the product of the Series B Multiple times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the Common Stock.

          (B) As used herein, the "Series B Multiple" shall initially be 1,000. In the event the Corporation shall (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Series B Multiple shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (C) The Board of Directors of the Corporation shall not declare a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) unless it shall concurrently therewith declare a dividend or distribution on the Series B Preferred Stock. Payment of a dividend or distribution determined on the Series B Preferred Stock shall be in preference to payment of any dividend or distribution on the Common Stock or any Junior Stock.

          (D) The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. Except as otherwise provided herein or by law, the holders of shares of Series B Preferred Stock shall have the following voting rights:

          (A) Each share of Series B Preferred Stock shall entitle the holder thereof to a number of votes equal to the product of the Series B Multiple then in effect times the number of votes that each share of Common Stock entitles its holder to vote at such meeting of the stockholders of the Corporation.

          (B) The holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) The holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.    Certain Restrictions.
                   --------------------

          (A) Whenever dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends (other than a dividend payable in shares of Common Stock) on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of Junior Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock ("Parity Stock"), except dividends paid ratably on the Series B Preferred Stock and all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any Parity Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Parity Stock in exchange for shares of any Junior Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
     Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, in any other Certificate of Designation establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. Liquidation, Dissolution or Winding Up.
                --------------------------------------

          (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Series B Preferred Stock shall be entitled to receive, in preference to the holders of Junior Stock, the greater of (a) $1000 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share equal to the product of the Series B Multiple then in effect times the aggregate amount to be distributed per share to holders of Common Stock.

          (B) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Parity Stock shall not receive any distributions except for distributions made ratably on the Series B Preferred Stock and all other such Parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

     Section 7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the product of the Series B Multiple then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     Section 8. No Redemption. The shares of Series B Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Series B Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock, or any similar stock that specifically provides that it shall rank prior to the shares of Series B Preferred Stock, as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. Nothing herein shall preclude the Board of Directors from creating any series of Preferred Stock or any similar stock ranking on a parity with or prior to the shares of Series B Preferred Stock as to the payment of dividends or the distribution of assets.

     Section 10. Fractional Shares. Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

     Section 11. Amendment. The Articles of Incorporation, as amended, including this Certificate of Designation establishing the shares of the Series B Preferred Stock, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series B Preferred Stock voting separately as a class.

     IN WITNESS WHEREOF, this Certificate is executed on behalf of the Corporation as of this 10th day of June, 2006.



                                 -----------------------------------------
                                 Jerry D. Cash, Chairman of the Board
                                 and Chief Executive Officer

                                                                       EXHIBIT B
                                                                       ---------


                           FORM OF RIGHTS CERTIFICATE


Certificate No. R-                                               ________ Rights

NOT EXERCISABLE AFTER MAY 31, 2016 OR EARLIER IF REDEEMED BY THE COMPANY OR THE OCCURRENCE OF A SECTION 11(a)(ii) EVENT (AS DEFINED IN THE RIGHTS AGREEMENT). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BECOME NULL AND VOID. THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR A SUBSEQUENT HOLDER OF SUCH RIGHTS. ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY SHALL BECOME, OR MAY ALREADY HAVE BECOME, NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT AND MAY NOT BE TRANSFERRED TO ANY PERSON.*

                               RIGHTS CERTIFICATE

                           QUEST RESOURCE CORPORATION

           This  certifies  that  _____________________________,  or  registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May 31, 2006, as it may from time to time be supplemented or amended (the "Rights Agreement"), between Quest Resource Corporation, a Nevada corporation (the "Company"), and UMB Bank, n.a., the Rights Agent (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on May 31, 2016 (the "Final Expiration Date") at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, nonassessable share of Series B Junior Participating Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $75.00 per one one-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed and properly completed. The number of Rights evidenced by this Rights Certificate (and the number of one one-thousandth of a share which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of May 31, 2006, based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number and kind of shares of Preferred Stock or other securities of the Company or any other Person (as such term is defined in the Rights Agreement) or other property, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate, and the timing of permitted exercise, are subject to modification and adjustment upon the happening of certain events including a Triggering Event (as such term is defined in the Rights Agreement).

           Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of an Acquiring Person or of any such Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

           This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

           This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock or other securities of the Company or another Person or other property as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

           Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right at any time prior to the earlier of the close of business on (i) the tenth business day following the Stock Acquisition Date, and (ii) the Final Expiration Date. In addition, subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be exchanged by the Company at its option for one share of Common Stock of the Company (subject to adjustment for any stock split, stock dividend or similar transaction) following the Stock Acquisition Date and prior to the time an Acquiring Person owns 50% or more of the shares of Common Stock then outstanding.

           No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

           No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

           This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

           WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ____________ [20__].    QUEST RESOURCE CORPORATION


                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:
ATTEST:

--------------------------------
Name:
Title:

Countersigned:


-------------------------,
as Rights Agent


By:
    ----------------------------
    Name:
    Title:

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT
                               ------------------

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)


      FOR VALUE RECEIVED _______________________________________________________
hereby sells, assigns and transfers unto _______________________________________
________________________________________________________________________________
                  (Please print name and address of transferee)
________________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: _____________, ____
                                   ------------------------------------------
                                   Signature

Signature Guaranteed:


                                   Certificate
                                   -----------

           The undersigned hereby certifies by checking the appropriate boxes that:

           (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

           (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: _____________, ____
                                   ------------------------------------------
                                   Signature
Signature Guaranteed:

                                     NOTICE
                                     ------

           The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
             exercise Rights represented by the Rights Certificate.)


To:  QUEST RESOURCE CORPORATION:

           The undersigned hereby irrevocably elects to exercise _______ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or taxpayer identification number
                                   --------------------------------------------

-------------------------------------------------------------------------------
                        (Please print name and address)

-------------------------------------------------------------------------------

           If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or taxpayer identification number
                                   --------------------------------------------

-------------------------------------------------------------------------------
                        (Please print name and address)

-------------------------------------------------------------------------------

Dated: ______________, ____

                                  ---------------------------------------------
                                  Signature

Signature Guaranteed:

                                   Certificate
                                   -----------

           The undersigned hereby certifies by checking the appropriate boxes that:

           (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

           (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ______________, ____

                                  ---------------------------------------------
                                  Signature

Signature Guaranteed:


                                     NOTICE
                                     ------

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C
                                                                       ---------

                  SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK


Declaration of Rights Dividend
------------------------------

        On May 31, 2006, the Board of Directors of Quest Resource Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, $0.001 par value per share, of the Company ("Common Stock"). The dividend is payable on June 15, 2006 to shareholders of record at the close of business on that date (the "Record Date"). Each Right entitles the registered holder thereof to purchase from the Company at any time following the Distribution Date (as defined below) a unit consisting of one one-hundredth of a share (a "Unit") of Series B Junior Participating Preferred Stock, $0.001 par value per share (the "Preferred Stock"), at a purchase price of $75.00 per Unit (the "Purchase Price"), subject to adjustment as described below. The Rights are not exercisable until the Distribution Date. The description and terms of the Rights are set forth in a Rights Agreement dated May 31, 2006 (the "Rights Agreement") between the Company and UMB Bank, n.a., as Rights Agent.

        Rights will also be issued with respect to shares of Common Stock issued by the Company or transferred from the Company's treasury after May 31, 2006 and prior to the Distribution Date, and, under certain circumstances, Rights will be issued with respect to shares of Common Stock issued or transferred by the Company after the Distribution Date.

Rights Initially Attached to and Trade with Common Stock
--------------------------------------------------------

        Until the earlier of the Distribution Date or the date the Rights are redeemed or expire:

        (1) the Rights will be evidenced by Common Stock certificates and no separate Rights Certificates will be distributed,
        (2) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock,
        (3) the surrender for transfer of any Common Stock certificate (with or without a copy of this Summary of Rights attached thereto) will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate, and
        (4) new Common Stock certificates issued after June 15, 2006 will contain a notation incorporating the Rights Agreement by reference. Shareholders will not be required to take any action in connection with the payment of the Rights dividend on June 15, 2006.

When Rights Separate from Common Stock and Become Exercisable
-------------------------------------------------------------

        Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and become exercisable on the Distribution Date. As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and thereafter the separate Rights Certificates will represent the Rights.

        The "Distribution Date" will occur upon the earlier of (1) twenty business days after the Stock Acquisition Date (as defined below) or (2) twenty business days (or such later date as the Board shall determine prior to such time as there is an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender or exchange offer, the consummation of which would result in a Person becoming an Acquiring Person (as defined below).

        The "Stock Acquisition Date" means the earlier of (i) the date of the first public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or (ii) the date on which the Company has actual notice, direct or indirect, or otherwise determines that a Person has become an Acquiring Person.

        Under the Rights Agreement, an "Acquiring Person" is a Person who, together with all affiliates and associates of such Person, and without the prior written approval of the Company, is the Beneficial Owner (as defined in the Rights Agreement) of 15% or more of the outstanding shares of Common Stock of the Company, subject to a number of exceptions set forth in the Rights Agreement. The Rights Agreement exempts certain persons from the definition of "Acquiring Person," including (1) person who acquire shares in a Permitted Offer, (2) the Company or any subsidiary of the Company, and (3) any employee benefit plan of the Company or any subsidiary and certain persons appointed pursuant to the terms of any such plan. Under the Rights Agreement, a Person shall not be an Acquiring Person if such Person acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock pursuant to a Permitted Offer, which is a cash tender offer for all of the outstanding shares of Common Stock which meets certain conditions specified in the Rights Agreement. The Rights Agreement also contains exceptions for Persons who inadvertently become Acquiring Persons or who exceed the ownership limits as a result of repurchases of stock by the Company, if certain conditions are satisfied.

Exercising Rights; Mailing Rights Certificates
----------------------------------------------

        In the event that, at any time following the Distribution Date, a person becomes an Acquiring Person, except pursuant to a "Permitted Offer", each holder of a Right will, for a sixty (60) day period (subject to extension under certain circumstances) thereafter, have the right to receive, upon exercise of the Right, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. A "Permitted Offer" is a tender offer or exchange offer for (i) all outstanding shares of Common Stock which remains open for at least sixty
(60) calendar days, the consideration offered is cash that is fully financed or a publicly traded security, (ii) that is accepted by the holders of at least a majority of the then outstanding shares but excluding therefrom any shares beneficially owned by the Person for whose benefit the tender offer or exchange offer is being made and its Affiliates and Associates, (iii) that follows an irrevocable written commitment to the Company by the Person for whose benefit the offer is made to consummate a transaction promptly upon the completion of such offer in which the consideration offered is cash that is fully financed or a publicly traded security and whereby all shares of Common Stock not purchased in the offer shall be acquired at the same price per share as paid in such offer and that such Person will not make any amendment to the original offer which reduces the per share price offered or which is in any other respect materially adverse to the holders of Common Stock (other than the Person on whose behalf such offer is being made and such Person's Affiliates and Associates), (iv) that is determined, prior to the purchase of shares pursuant to the tender offer or exchange offer, by the Company's Board of Directors that the price and other terms of that tender offer or exchange offer are fair (taking into account all factors which the Board of Directors may deem relevant, including the Company's long-term prospects and prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) to stockholders (other than the Person on whose behalf the tender offer is being made and its Affiliates and Associates) and is otherwise in the best interests of the Company and its stockholders (other than the person on whose behalf the tender offer or exchange offer is being made and its Affiliates and Associates) taking into account all factors the Board of Directors may deem relevant, (v) the Company's Board of Directors has received an opinion from one or more nationally recognized investment banking firm selected by the Company's Board of Directors that the price offered is fair from a financial point of view, and
(vi) the Company's Board of Directors has taken the action contemplated by clause (iv) by at least a majority of directors who are independent (within the meaning of Rule 4200 of the NASDAQ Stock Market rules and under applicable Nevada case law) and disinterested (i.e., the directors are neither the Acquiring Person or a Person on whose behalf the tender offer is being made, nor an Affiliate, Associate, nominee or representative of the Acquiring Person or a Person on whose behalf the tender offer is being made). However, at the option of the Board of Directors of the Company, during such time as an Acquiring Person Beneficially Owns an amount of stock less than 50% of the outstanding Common Stock, the Company may exchange, in whole or in part, each right of each holder (other than the Acquiring Person or the Acquiring Person's Affiliate or Associates or their subsequent holders) for one share of Common Stock. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, Beneficially Owned by any Acquiring Person (or any Affiliate or Associate of an Acquiring Person) will be null and void and nontransferable and any holder of any such Right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such right.

        An "Affiliate" of a Person (as such term is defined in the Rights Agreement) is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An "Associate" of a Person shall mean (i) with respect to a corporation (other than the Company or a majority-owned Subsidiary of the Company), any officer or director thereof or of any Subsidiary (generally a Person as to whom another Person has the right to elect a majority of the directors or others with similar authority) thereof, or any Beneficial Owner of 10% or more of any class of equity security thereof, (ii) with respect to an association, joint venture or other unincorporated organization, any officer or director thereof or of a Subsidiary thereof or any Beneficial Owner of 10% or more ownership interest therein, (iii) with respect to a partnership, any general partner thereof or any limited partner thereof who is, directly or indirectly, the Beneficial Owner of a 10% or greater ownership interest therein,
(iv) with respect to a limited liability company, any officer, director or manager thereof or of a Subsidiary thereof or any member thereof who is, directly or indirectly, the Beneficial Owner of a 10% or greater ownership interest therein, (v) with respect to a business trust, any officer or trustee thereof or of any Subsidiary thereof, (vi) with respect to any other trust or an estate, any trustee, a beneficiary in the income from or principal of such trust or estate, (vii) with respect to a natural person, any relative or spouse of such person, or any a relative of such spouse, who has the same home as such person, and (viii) any Affiliate of such Person.

        As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except in certain circumstances specified in the Rights Agreement or as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

Adjustment of Rights upon Occurrence of a Triggering Event
----------------------------------------------------------

        In the event that a Person becomes an Acquiring Person, each holder of a Right (except the Acquiring Person and certain other persons as described below) will no longer have the right to purchase Units of Preferred Stock, but instead will thereafter have the right to receive, upon exercise of the Right, shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the then current exercise price of the Right. For example, at a Purchase Price of $75.00 per Right, each Right not owned by an Acquiring Person would entitle its holder to purchase $150.00 worth of Common Stock (or other consideration, as noted above) for $75.00. Assuming that the Common Stock has a per share value of $15.00 at such time, the holder of each valid Right would be entitled to purchase ten shares of Common Stock for $75.00. Once a Person becomes an Acquiring Person, all Rights that are, or under certain circumstances were, beneficially owned by such Acquiring Person (or certain related parties) will be null and void.

        In the event that, at any time after the Stock Acquisition Date, (1) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows a Permitted Offer and satisfies certain other requirements), or (2) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, Common Stock of the acquiring company having a Current Market Price equal to two times the then current Purchase Price of the Right. The events set forth in this paragraph and in the preceding paragraph which allow Rights to be exercised are referred to individually as a "Triggering Event" and collectively as "Triggering Events."

Exchange of Rights
------------------

        At any time after any Person becomes an Acquiring Person, the Board of Directors of the Company may, at its option, exchange the Rights (except Rights which previously have been voided as set forth above), in whole or in part, at an exchange ratio of one-hundredth of a share of Preferred Stock or one share of Common Stock for each Right, subject to adjustment for any stock split, stock dividend or similar transaction occurring after May 31, 2006. The Board of Directors may not cause the exchange of Rights at any time after any Person, together with such person's affiliates and associates, becomes the beneficial owner of 50% or more of the shares of Common Stock then outstanding, with certain exceptions.

Redemption of Rights
--------------------

        At any time prior to the close of business on the twentieth business day after the Stock Acquisition Date, the Company may order that all Rights be redeemed at a price of $.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors), subject to adjustment for any stock split, stock dividend or similar transaction occurring after May 31, 2006 (the "Redemption Price"). Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the holders of the Rights will only be entitled to receive the Redemption Price for each Right so held.

Amendment of Rights
-------------------

        At any time and from time to time prior to the close of business on the twentieth business day after the Stock Acquisition Date, the Company may amend the Rights in any manner without the approval of any holders of Rights. At any time and from time to time after the close of business on the twentieth business day after the Stock Acquisition Date, the Company may supplement or amend the Rights without the approval of any holders of the Rights, provided that no such supplement or amendment adversely affects the interests of the holders of Rights as such (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

Terms of Preferred Stock
------------------------

        Each Unit of Preferred Stock (consisting of one one-hundredth of a share of Preferred Stock) that is issuable upon exercise of the Rights after the Distribution Date and prior to the occurrence of a Triggering Event is intended to have approximately the same economic rights and voting power as a share of Common Stock, and the value of a Unit of Preferred Stock should approximate the value of one share of Common Stock. Each share of Preferred Stock will be entitled to dividend payments equal to 1000 times the other cash dividends plus 1000 times the aggregate per share amount of all non-cash dividends (other than a dividend payable in Common Stock) declared per share of Common Stock. In the event of liquidation, the holders of shares of Preferred Stock will be entitled to the greater of (a) a minimum preferential liquidation payment of $1000 per share, or (b) 1000 times the aggregate amount to be distributed per share of Common Stock. Each share of Preferred Stock will have 1000 votes, voting together with, and on the same matters as, the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged for or changed into other stock, securities, cash and/or other property, each share of Preferred Stock will be entitled to receive 1000 times the amount received per share of Common Stock. These rights are protected by customary anti-dilution provisions. Shares of Preferred Stock are not redeemable. Pursuant to the Rights Agreement, the Company reserves the right to require, prior to the occurrence of a Triggering Event, that upon any exercise of Rights a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

Adjustment of Rights and Securities Upon Certain Events
-------------------------------------------------------

        The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, or (2) upon the distribution to holders of the Preferred Stock of certain rights, options, warrants, evidences of indebtedness or assets (excluding regular quarterly cash dividends). No adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

        The number of outstanding Rights attached to each share of Common Stock and the number of Units of Preferred Stock purchasable upon exercise of a Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or a subdivision or combination of the shares of Common Stock, occurring prior to the Distribution Date.

        The Company is not required to issue fractional Units; in lieu thereof, the Company may pay cash for such fractional Units based on the market price of the Preferred Stock on the last trading date prior to the date of issuance.

Rights Holder Not a Shareholder
-------------------------------

        Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. The holders of Rights will be able to vote and receive dividends on the Common Stock that they hold.

Tax Consequences
----------------

        While the current distribution of the Rights will not be taxable to shareholders or to the Company, shareholders might, depending upon the circumstances, realize taxable income in the event that the Rights become severable from the Common Stock and will likely realize taxable income in the event such Rights become exercisable for Common Stock of the acquiring company as set forth above or are exchanged as provided above.

Expiration of Rights
--------------------

        The Rights will expire at the close of business on May 31, 2016, unless the Company redeems or exchanges the Rights prior to such date, in each case as described above.

Three-Year Independent Director Evaluation
------------------------------------------

        The Rights Agreement includes a "TIDE" (Three-year Independent Director Evaluation) provision. Under the TIDE provision, the Board of Directors' Stockholder Rights Plan Committee composed of independent (as defined above) and disinterested (as defined above) directors will review the Rights Plan periodically (at least every three years) in order to consider whether the maintenance of the Rights Agreement continues to be in the best interests of the Company and its stockholders. This committee will communicate its conclusions to the full Board of Directors after each review, including any recommendation as to whether the Rights Plan should be modified or the Rights should be redeemed.

Number of Rights to be Outstanding
----------------------------------

        As of May 31, 2006, there were 200,000,000 shares of Common Stock authorized and approximately 22,072,383 shares issued and outstanding. Approximately, 2.3 million shares have been reserved for issuance pursuant to employee benefit plans and pursuant to warrants issued by the Company. Each share of Common Stock outstanding at the close of business June 15, 2006 will receive one Right. Rights will also be issued with respect to shares of Common Stock issued or transferred by the Company after May 31, 2006 and prior to the Distribution Date, and, under certain circumstances, Rights will be issued with respect to shares of Common Stock issued or transferred by the Company after the Distribution Date.

Rights Agreement

        This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the exhibits thereto, filed herewith as Exhibit 1, which is incorporated herein by reference.